As filed with the Securities and Exchange Commission on August 28, 1997
                                                      Registration No. 333-_____



                                     SECURITIES AND EXCHANGE COMMISSION
                                           Washington, D.C. 20549
                                          _________________________
                                                  FORM S-8
                                           REGISTRATION STATEMENT
                                                    Under
                                         The Securities Act of 1933
                                          _________________________

                                        TransMontaigne Oil Company
                         (Exact name of registrant as specified in its charter)
                                             _________________________


                         Delaware                                06-1052062
             (State or other jurisdiction of                 (I.R.S. Employer
              incorporation or organization)              Identification Number)

                                         370-17th Street, Suite 2750
                                           Denver, Colorado  80202
                                               (303) 626-8200
                          (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive offices)

                                TransMontaigne Oil Company Equity Incentive Plan
                                               (Full title of plan)
                                                __________________


                   Frederick W. Boutin                       with a copy to:
                  Senior Vice President                    Nick Nimmo, Esq.
                      and Secretary                    Holme Roberts & Owen LLP
               370 17th Street, Suite 2750          1700 17th Street, Suite 4200
                  Denver, Colorado 80202                 Denver, Colorado 80203
                      (303) 626-8200                            (303) 861-7000

                       (Name, address, including zip code, and telephone number,
                          including area code, of agent for service)
                                             _________________________

                                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed         Proposed
                                                                    maximum          maximum         Amount of
                                               Amount to be   offering price per    aggregate       registration
Title of securities to be registered           registered (1)       Share(1)     offering price (1)      fee
Common Stock ($.01 par value)                 1,800,000 shares       $16.50         $29,700,000         $9,000

(1)  Calculated pursuant to Rule 457(h).



                                                        1

                                                      PART II

                              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed by TransMontaigne Oil Company (the "Company") with theSecurities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended April 30, 1997, file no. 1-11763.

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (No. 333-03195), filed with the Commission on May 10, 1996.

         (c) The consolidated financial statements of Lion Oil Company as of April 30, 1996 and 1995 and for each of the years in the three-year period ended April 30, 1996, included in the Company's Annual Report on Form 10-K for the year ended April 30, 1996.

         (d) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws and Restated Certificate of Incorporation provide that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delawar General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Additionally, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of directors to the Company or its stockholders for monetary damages arising out of a breach of fiduciary duty. Under Delaware law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director (i) for a breach of the duty of loyalty to the Company or to its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.



                                                         2

8.       EXHIBITS.


       4.1 Restated Certificate of Incorporation of the Company.(1)
       4.2 Bylaws of the Company.(2)
       5.1 Opinion and Consent of Holme Roberts & Owen LLP.
      10.1 TransMontaigne Oil Company Equity Incentive Plan.(3)
      23.1 Consent of Counsel.  See Exhibit 5.1
      23.2 Consent of KPMG Peat Marwick LLP
      23.3 Consent of KPMG Peat Marwick LLP
      24.  Power of Attorney.  See the signature page hereof.


(1) Filed previously as an Exhibit to the Company's Annual Report on Form 10-K (No. 1-11763) for the year ended April 30, 1996, and incorporated herein by reference.

(2) Filed previously as an Exhibit to the Company's Registration Statement on Form S-4 (No. 0-13201) dated January 22, 1991, and incorporated herein by reference.

(3) Filed previously as an appendix to the Company's Proxy Statement filed in connection with the July 10, 1997, Annual Meeting of Shareholders, and incorporated herein by reference.


9.       UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the
 Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                                         3

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 28th day of August, 1997.

                                                  TransMontaigne Oil Company


                                                  By:  /s/ Frederick W. Boutin
                                                       Frederick W. Boutin
                                                       Senior Vice President
                                                       and Secretary

         Each person whose signature appears below does hereby make, constitute and appoint each of Richard E. Gathright, Harold R. Logan, Jr. and William A. Sikora as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 1997.


                   Name and Signature                                Title

                  /s/Cortlandt S. Dietler                            Chairman and Chief Executive Officer
                   Cortlandt S. Dietler                                (Principal Executive Officer)
                  /s/Richard E. Gathright                            President, Chief Operating Officer and Director
                   Richard E. Gathright                                (Principal Operating Officer)
                  /s/Harold R. Logan, Jr.                            Executive Vice President/Finance,
                   Harold R. Logan, Jr.                                Treasurer and Director
                                                                       (Principal Financial Officer)
                    /s/Rodney S. Pless                               Vice President, Chief Accounting Officer and
                      Rodney S. Pless                                  Controller
                                                                       (Principal Accounting Officer)
                      /s/John A. Hill                                Director
                       John A. Hill
                   /s/Bryan H. Lawrence                              Director
                     Bryan H. Lawrence
                  /s/William E. Macaulay                             Director
                    William E. Macaulay



                                                         4



                    /s/Edwin H. Morgens                              Director
                     Edwin H. Morgens



                                                         5

                                                   EXHIBIT INDEX


 Exhibit
   No.     Description

  4.1      Restated Certificate of Incorporation of the Company.(1)
  4.2      Bylaws of the Company.(2)
  5.1      Opinion and Consent of Holme Roberts & Owen LLP.
 10.1      TransMontaigne Oil Company Equity Incentive Plan.(3)
 23.1      Consent of Counsel.  See Exhibit 5.1
 23.2      Consent of KPMG Peat Marwick LLP
 23.3      Consent of KPMG Peat Marwick LLP
 24.       Power of Attorney.  See the signature page hereof.


(1) Filed previously as an Exhibit to the Company's Annual Report on Form 10-K (No. 1-11763) for the year ended April 30, 1996, and incorporated herein by reference.

(2) Filed previously as an Exhibit to the Company's Registration Statement on Form S-4 (No. 0-13201) dated January 22, 1991, and incorporated herein by reference.

(3) Filed previously as an appendix to the Company's Proxy Statement filed in connection with the July 10, 1997, Annual Meeting of Shareholders, and incorporated herein by reference.



                                                         6